UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2020 (April 14, 2020)

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The information with respect to the Additional 2024 Notes set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

On April 14, 2020, Clovis Oncology, Inc. (the “Company”) announced that it has entered into a privately negotiated exchange agreement with a holder (“Holder”) of its outstanding 2.50% Convertible Senior Notes due 2021 (the “2021 Notes”), pursuant to which the Company has agreed to issue to such Holder of the 2021 Notes approximately $36.05 million in aggregate principal amount (the “Additional 2024 Notes”) of its currently outstanding series of 4.50% Convertible Senior Notes due 2024 (the “2024 Notes”) in exchange for approximately $32.77 million in aggregate principal of 2021 Notes held by such Holder (the “Exchange Transaction”). The Company anticipates that the settlement of the Exchange Transaction will occur on or about April 20, 2020, subject to satisfaction of customary closing conditions. The Company will not receive any cash proceeds from the Exchange Transaction.

The Additional 2024 Notes issued in the Exchange Transaction will be issued as Additional Notes under that certain Indenture, dated as of August 13, 2019 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and will have substantially identical terms to the Company’s currently outstanding 2024 Notes, except that the Additional 2024 Notes will accrue interest from February 1, 2020 and the initial interest payment date on the Additional 2024 Notes will be August 1, 2020. The Holder will pay to the Company accrued interest on the Additional 2024 Notes from February 1, 2020 to and including the closing date of the Exchange Transaction. The Additional 2024 Notes will be treated as a single series of securities with the currently outstanding 2024 Notes. The description of the Additional 2024 Notes is qualified in its entirety by reference to the Indenture and Form of Global Note, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Additional 2024 Notes were offered pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The Additional 2024 Notes issued in the Exchange Transaction and any shares of the Company’s common stock issuable upon conversion of such Additional 2024 Notes have not been registered under the Securities Act or any state securities law and, unless so registered, the Additional 2024 Notes and such shares may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company does not intend to file a registration statement for resale of such Additional 2024 Notes or the shares of common stock, if any, issuable upon conversion thereof. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy Additional 2024 Notes.

Item 8.01.	Other Events

On April 14, 2020, the Company issued a press release announcing the Exchange Transaction. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In light of the rapid spread of COVID-19 in the United States and globally, the Company is supplementing the risk factors previously disclosed in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 26, 2020 to add the following new risk factor, which also contains a discussion of certain trends effecting the Company’s business:

The outbreak of the coronavirus (COVID-19) could materially adversely affect our business.

On January 30, 2020, the World Health Organization (the “WHO”) declared that the recent novel coronavirus disease (COVID-19) outbreak was a public health emergency of international concern, and on March 11, 2020 the WHO declared the COVID-19 outbreak a pandemic. This has resulted in increased travel restrictions, quarantines, “work-at-home” and “shelter-in-place” orders and extended shutdown of certain non-essential businesses in the United States, and European and Asia-Pacific

countries, including countries in which we commercialize Rubraca and countries in which we have planned or active clinical trials. With a continuing rise in the number of cases of the coronavirus in the United States and throughout Europe, these restrictions, quarantines, shutdowns and other disruption to businesses globally have also increased. Although we have not seen a material impact on our product revenues through the quarter ended March 31, 2020, the effects of the coronavirus are difficult to assess or predict and we anticipate that the outbreak will likely have a significant impact on our business.

The outbreak of COVID-19 has had a major impact on the financial markets, the global economy or the economies of particular countries or regions. Specifically, the COVID-19 outbreak could result in reduced operations of third-party manufacturers upon whom we rely, disrupt our supply chain, or otherwise limit our ability to obtain sufficient materials to manufacture Rubraca and our product candidates. While we believe that as of April 10, 2020 we have sufficient supply of Rubraca and our product candidates to continue our commercial and clinical operations as planned, Rubraca and our product candidates, or materials contained therein, come from facilities located in areas impacted by COVID-19 or that may be impacted, as the COVID-19 outbreak or its disruption worsens. If any third party in our supply or distribution chain for materials or finished product are adversely impacted by restrictions resulting from the COVID-19 outbreak, including staffing shortages, production slowdowns and disruptions in delivery systems, our supply chain may be disrupted, limiting our ability to manufacture and distribute Rubraca for commercial sales and our product candidates for our clinical trials and research and development operations. There is no guarantee that the recent COVID-19, or any potential future, outbreak would not impact our future supply chain, which could have a material adverse impact on our clinical trial plans and business operations.

Our sales force has had physical access to hospitals, clinics, doctors and pharmacies curtailed, which may have a material adverse effect on our future sales. While digital tools are available to our field employees to facilitate remote meetings with healthcare providers, we cannot ensure that these methods will be effective. Additionally, patients who might be currently using Rubraca, or might otherwise be eligible to use our products, may be unable to meet with their healthcare providers in person, which may reduce the number of prescription refills or new patient starts, affecting our revenues from Rubraca both in our currently approved ovarian cancer indications, as well as impacting our anticipated launch in BRCA-mutant metastatic castration-resistant prostate cancer, if approved.

Furthermore, our clinical trials may be affected by the COVID-19 outbreak. Although as of April 10, 2020, we have not seen a material disruption to our clinical trials, as the outbreak persists in countries in which we conduct or plan to conduct our clinical trials, activities such as site initiation, patient enrollment, trial data collection, and site monitoring visits may be delayed or stalled due to travel and access restrictions, diversion of healthcare resources toward the COVID-19 outbreak, which we have already started to see in certain of our trial sites, patient or staff unwillingness to visit hospitals and clinics and participate in our trials, or quarantines and other restrictions that may impede patient or staff movement and study drug availability at trial sites, interrupt healthcare services or otherwise prevent patient compliance with clinical trial protocols. Additionally, we may slow or delay enrollment in certain trials to manage expenses.

In addition, COVID-19 could affect our employees, our agents and their employees or the employees of companies with which we do business, thereby disrupting our business operations. We have implemented work-at-home policies and may experience limitations in employee resources. Our increased reliance on personnel working from home may negatively impact productivity, or disrupt, delay, or otherwise adversely impact our business. In addition, this could increase our cyber security risk, create data accessibility concerns, and make us more susceptible to communication disruptions, any of which could adversely impact our business operations or delay necessary interactions with local and federal regulators, manufacturing sites, research or clinical trial sites and other important agencies and contractors.

The trading prices for our common stock and of other biopharmaceutical companies have been highly volatile as a result of the coronavirus pandemic. As a result, we may face difficulties raising capital or which may be on unfavorable terms. In addition, a recession, depression or other sustained adverse market event resulting from the spread of the coronavirus could materially and adversely affect our business and the value of our common stock. A number of governments in places where we have operations have adopted stimulus programs to assist businesses effected by COVID-19, including by facilitating lending arrangements. We may access these loan programs for additional working capital although there can be no guarantee that we will obtain any such loans and we do not currently know the terms of such loan programs.

The effectiveness of external parties, including governmental and non-governmental organizations, in combating the spread and severity of the coronavirus COVID-19 could have a material impact on the losses we experience. These events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

Please also refer to the complete Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2020 for additional risks and uncertainties facing the Company that may have a material adverse effect on the Company’s business prospects, financial condition and results of operations.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

4.1

Indenture, dated as of August 13, 2019, by and between Clovis Oncology, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as an exhibit with the Company’s Current Report on Form 8-K on August 13, 2019).

4.2	Form of Global Note representing the Additional 2024 Notes (filed as an exhibit with the Company’s Current Report on Form 8-K on August 13, 2019).

99.1	Press Release, dated April 14, 2020 announcing the Exchange Transaction.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

Forward Looking Statements

To the extent that statements contained in this report are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements contained in this report include, among others, the potential impacts of the coronavirus pandemic on the manufacturing and supply chain for our products, the timing of enrollment in our clinical trials, delays or disruptions in our clinical trials, the timing and progress of our clinical trials, the ability of our sales force to interact with doctors and prescribers and the overall impact of the coronavirus pandemic on the Company’s business, financial condition and results on operations. Such forward-looking statements involve substantial risks and uncertainties that could cause our future results, performance or achievements to differ significantly from that expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, that the potential impact of the coronavirus are greater than or different from those we anticipate as a result of the prolonged restrictions imposed by governments and businesses on the conduct of operations and resources and our employees. Clovis Oncology does not undertake to update or revise any forward-looking statements. A further description of risks and uncertainties can be found in Clovis Oncology’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its reports on Form 10-Q and Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2020

CLOVIS ONCOLOGY, INC.

By:	/s/ Paul Gross
Name:	Paul Gross
Title:	Executive Vice President, General Counsel and Chief Compliance Officer